UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐     Soliciting Material Pursuant to §240.14a-12

Kiromic BioPharma, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KIROMIC BIOPHARMA, INC.

SUPPLEMENT TO THE PROXY STATEMENT

FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 25, 2021

This proxy statement supplement, dated June 4, 2021, supplements the definitive proxy statement (“Proxy Statement”) of Kiromic BioPharma, Inc. (the “Company”) relating to the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 25, 2021 at 9:00 a.m. local time at our offices, located at 7707 Fannin Street, Suite 140, Houston, TX 77054. This supplement should be read in conjunction with the Proxy Statement. Capitalized terms used in this supplement and not otherwise defined herein have the meanings given to them in the Proxy Statement. The Company is hereby supplementing its Proxy Statement to rectify an error in the percentage ownership of Angelo Minotti in the section entitled “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding beneficial ownership of shares of our common stock as of April 26, 2021 by (i) each person known to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, (iii) each of our named executive officers, and (iv) all of our directors and executive officers as a group. Except as otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of April 26, 2021, pursuant to the exercise of options or warrants, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership is based on 7,332,999 shares of common stock outstanding on April 26, 2021. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options or other convertible securities held by that person or entity that are currently exercisable or releasable or that will become exercisable or releasable within 60 days of April 26, 2021. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer listed is: c/o Kiromic BioPharma, Inc., 7707 Fannin Street, Suite 140, Houston, TX 77008.

		Shares of common stock	Shares of common stock	Percentage of
	Number of Shares	issuable upon exercise of	issuable upon vesting of	Common Stock
Beneficial Owner	Beneficially Owned	stock options	restricted stock units	Beneficially Owned
Directors and Executive Officers
Maurizio Chiriva Internati	1,375,272	—	—	18.75%
Tony Tontat	402,000	42,931	—	6.03%
Gianluca Rotino	320,000	147,806	—	6.25%
Scott Dahlbeck	429,517	14,311	—	6.04%
Pietro Bersani	—	5,278	—	*
Americo Cicchetti	—	5,278	—	*
Michael Nagel	—	3,958	—	*
Jerry Schneider	—	3,958	—	*
Other 5% Stockholders
Angelo Minotti (1)	673,031	—	—	9.18%
Jose A. Figueroa (2)	478,912	—	—	6.53%

(1)	The address of Angelo Minotti is 12/F Sebright Plaza, 6-23 Shell Street, North Point, Hong Kong.
(2)	The address of Jose A. Figueroa is 4504 South Professional Drive, Apt 10208, Edinburg, TX 78539.